INDEPENDENT AUDITORS' REPORT
	To the Trustees and Shareholders of
The BlackRock Investment Quality Term Trust Inc.
	In planning and performing our audit of the financial statements of The
BlackRock Investment Quality Term Trust Inc. (the "Trust") for the year ended
December 31, 2002 (on which we have issued our report dated February 7,
2003), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the
Trust's internal control.
	The management of the Trust is responsible for establishing and maintaining internal control.  In fulfilling this responsibility, estimates and judgments by
management are required to assess the expected benefits and related costs of controls.  Generally, controls that are relevant to an audit pertain to the entity's
objective of preparing financial statements for external
 purposes that are fairly
presented in conformity with accounting principles generally accepted in the
United States of America.  Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
	Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected.  Also, projections of any evaluation of internal control to future periods are subject to the risk that the
internal control may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.
	Our consideration of the Trust's internal control would
not necessarily disclose
all matters in internal control that might be material weaknesses under standards
established by the American Institute of Certified Public Accountants.  A
material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce
to a relatively low level
the risk that misstatements due to error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not
be detected within a timely period by employees in the normal course of performing their assigned functions.  However, we noted no matters involving the Trust's internal control and its operation, including controls for safeguarding
securities, that we consider to be material weaknesses as defined above as of
December 31, 2002.
	This report is intended solely for the information and use of management, the
Trustees and Shareholders of The BlackRock Investment Quality Term Trust
Inc., and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.

	Deloitte & Touche LLP
	Boston, Massachusetts
        February 7, 2003